Exhibit 10.5(b)

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into this 11th day of April, 2013, by and between WALDEN CENTER LP, a Delaware limited partnership (“Landlord”), and WCI COMMUNITIES LLC, a Delaware limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement (“Lease”) dated November 19, 2010, as amended by the Amendment to Lease Agreement, dated July 11, 2012, pursuant to the terms of which Landlord has agreed to lease Tenant certain premises, located at 24301 Walden Center Drive, Bonita Springs, Florida;

WHEREAS, Tenant is currently occupying all of the second floor (17,041 rentable square feet), a portion of the first floor (2,326 rentable square feet), for a total of 19,367 rentable square feet;

WHEREAS, Landlord and Tenant desire to amend the Lease to modify and increase the square footage of the Premises;

WHEREAS, Tenant desires to surrender to Landlord a portion of the first floor of the Premises.  On May 1, 2103, Tenant will deliver possession of 674 rentable square feet, as shown on Exhibit A to this Amendment;

WHEREAS, Tenant desires to lease an additional 701 rentable square feet on the first floor, and 5,991 rentable square feet on the third floor, for a total of 6,692 additional square feet, as identified in Exhibit A to this Amendment;

WHEREAS, Landlord agrees to prepare, for Tenant’s occupancy, the 6,692 additional square feet, by performing certain leasehold improvements, further described in Exhibit B to this Amendment.  Landlord and Tenant acknowledge the cost of these improvements is estimated at $28,500.00.  Landlord and Tenant agree to share equally in approximately $3,500.00 of these improvements.  If Tenant does not exercise the first and second renewal options, Tenant agrees to reimburse Landlord the unamortized portion of the total amount expended by Landlord, on leasehold improvements, based on a three (3) year amortization schedule.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding anything to the contrary contained in the Lease, it is hereby agreed that the Lease be amended as follows:

1.             Section 1 of the Lease is hereby deleted and replaced with the following:

Section1.  DESCRIPTION OF PROPERTY

Landlord is the owner of that certain office building located at 24301 Walden Center Drive, Bonita Springs, Florida  34134, and commonly known as Walden Center at Pelican Landing (“Building”).  Landlord hereby leases to Tenant 2,353 rentable square feet on the first floor, the entire second floor having 17,041 rentable square feet, and 5,991 rentable square feet on the third floor, for an aggregate total of 25,385 rentable square feet (“Premises”).

2.             Section 4.a(1) of the Lease is hereby deleted, and replaced with the following:

(1)           Gross Rent.  In addition to Rent in Section 4.a, Tenant agrees to pay Landlord, on 6,692 rentable square feet, “all-in” gross rent (“Rent”), for the remainder of the third year of the Initial Term of the Lease, at the rate of $14.00 per square foot, plus applicable sales tax.  Tenant is not responsible for any Common Area Maintenance or costs related thereto.  Rent shall be due and payable, in advance, in equal monthly installments of $7,807.33, commencing on the date Tenant takes occupancy, or May 1, 2013, whichever occurs first, and continuing on the first day of each calendar month thereafter during the Initial Term.  Rent for periods of less than one full month will be pro-rated on a daily basis.  The parties agree that when the occupancy date is agreed upon, they will execute a document certifying said date of occupancy.

3.             Section 29.b of the Lease is hereby deleted and replaced with the following:

b.             Access for Inspection and Showing.  Upon reasonable notice to Tenant, and during normal business hours, Landlord and its agents shall have the right to enter and/or pass through the Premises at any time or times to examine the Premises and to show them to actual and prospective Superior Landlords, Superior Mortgagees, or prospective purchasers, mortgagors or Landlords of the Building.  Throughout the Term of the Lease, and any subsequent renewal Term, Landlord and its agents may exhibit the Premises to prospective tenants at any time, upon reasonable notice to Tenant.

4.             Section 35.a of the Lease is hereby deleted and replaced with the following:

a.             The provisions on this Section 35 shall apply only to the 2,353 rentable square feet on the first (1st) floor, and the 5,991 rentable square feet on the third (3rd) floor, of the Building.  At any time hereafter, Landlord shall have the right to substitute for the first and the third floor Premises, then being leased hereunder (“Existing Premises”), other premises within the building herein (“New Premises”), provided that the New Premises shall be of a least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing Premises are being used by Tenant.  Landlord agrees that any Leasehold Improvements applicable to the Existing Premises under the Lease shall be performed and/or installed by Landlord in the New Premises.

ALL OTHER terms and conditions of the Lease shall remain in full force and effect and will not be altered in any manner.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written

WITNESSES:
LANDLORD:
/s/ Linda Giarratano
Signature	WALDEN CENTER LP
a Delaware limited partnership
Linda Giarratano
Printed Name
	By:	/s/ David Carr
David Carr
	Its:	Chief Financial Officer, Chandelle
Ventures, Inc., its general partner

/s/ Melissa Madewell
Signature

Melissa Madewell
Printed Name

WITNESSES:

TENANT:
/s/ Deborah Atrozskin
Signature	WCI COMMUNITIES LLC
a Delaware limited liability company
Deborah Atrozskin
Printed Name
	By:	/s/ John McGoldrick
	Its:	Vice President

/s/ Don Lozowksi
Signature

Don Lozowksi
Printed Name